_____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2012
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Electric Transmission Owner Rate Case

On September 28, 2012, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, requested that the Federal Energy Regulatory Commission (“FERC”) authorize an increase in retail and wholesale electric transmission rates charged to customers to recover the Utility’s costs to provide electric transmission services.  The Utility’s present rates have been in effect since March 1, 2011.  The Utility has requested the FERC to authorize an estimated 2013 annual retail revenue requirement of $1.198 billion, an increase of $254 million over the estimated revenues that the Utility would receive in 2013 based on present rates.  This includes a requested return on equity of 11.5 percent.  The Utility also has also requested the FERC to authorize an estimated 2013 annual wholesale revenue requirement that is expected to increase the Utility’s wholesale electric transmission revenues by $11.6 million in 2013, as compared to the amount that would be derived from present rates.

The most significant factors driving the requested increase are the Utility’s continuing needs to replace and modernize aging infrastructure; to interconnect new electric generation, including renewable resources; and to accommodate the magnitude and location of forecasted electric load growth in California.  The Utility forecasts that it will make investments of $783 million in 2012 and an additional $837 million in 2013 in various capital projects, including projects to add transmission capacity, expand automation technology, improve overall system reliability, and maintain and replace equipment at substations.  The proposed rate base in 2013 is forecast to be $4.46 billion, compared to $3.61 billion in 2011, an increase of $850 million.  The operations and maintenance costs associated with this request are forecast to be approximately $191 million, compared to $152 million in 2011.

The Utility requested that the new rates become effective on December 1, 2012.  In accordance with past practice, the Utility expects that the FERC will issue an order accepting the requested increase and allowing the proposed rate changes to become effective on May 1, 2013, subject to refund following the FERC’s issuance of a final decision on the application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:           September 28, 2012